EXHIBIT 31.1

Certification of Chief Executive Officer

Pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a)

I, William E. Chiles, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Bristow Group Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 8, 2013

/s/ William E. Chiles
William E. Chiles
President and Chief Executive Officer